STRATEGIC ALLIANCE AGREEMENT

This agreement (“Agreement”), is entered into as of the date first written below (the “Effective Date”), by and among PHL VARIABLE INSURANCE COMPANY (“PHLVIC”), and 1851 SECURITIES, INC. (“1851” and, together with PHLVIC, the “PHL Parties”), and J.P TURNER & COMPANY CAPITAL MANAGEMENT, LLC (J. P. TURNER) and J.P. TURNER & COMPANY, LLC (together with J.P. TURNER, the “J.P. TURNER Parties”). Except as otherwise defined, capitalized terms used herein shall have the meanings given to them in Section 1 Definitions, below.

RECITALS

A. J.P. TURNER is an investment adviser that is registered with the SEC under the Advisers Act.

B. J.P. TURNER has established certain asset allocation Models that are eligible for use with the GIE, and in the future may establish other Models that become eligible for use with the GIE.

C. J.P. TURNER & COMPANY, LLC is a broker-dealer registered with the SEC under the 1934 Act and sells, among other things, the Models to clients of J.P. Turner.

D. J.P. TURNER & COMPANY, LLC and the Phoenix Parties have previously entered into a Selling Agreement, effective as of January 13, 2003 and will add GIE to the Selling Agreement effective as of the date the Registration Statement is effective, pursuant to which J.P. TURNER & COMPANY, LLC will solicit sales of the GIE to J.P. TURNER Customers.

E. The Parties desire to set forth herein certain of their respective duties and obligations in connection with the GIE, all upon the terms and subject to the conditions more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

SECTION 1 DEFINITIONS

1.01	1851. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.02	1933 Act. The Securities Act of 1933, as amended.

1.03	1934 Act. The Securities Exchange Act of 1934, as amended.

1.04	Advisers Act. The Investment Advisers Act of 1940, as amended.

1.05	Affiliate. With respect to a person, any other person controlling, controlled by, or under common control with, such person.

1.06	Agreement. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.07	Application. The application, enrollment form, or similar form approved for use by PHLVIC by which a J.P. TURNER customer applies for a GIE.

1.08	Books and Records. All books and records maintained or required by applicable Law to be maintained by each of the Parties hereto in connection with the Transaction Documents and the GIE, including to the extent any of the following exist: (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images; (iv) all computer data files; and (v) any and all records in other forms.

1.09	Business Day. A day when the New York Stock Exchange is open for business.

1.10	Certificate. The certificate of insurance issued by PHLVIC to a J.P. TURNER Customer pursuant to the Master Group Annuity Contract.

1.11	Certificate Owner. The person or entity that is the owner of a Certificate.

1.12	Change of Control. The term shall have the meaning set forth in Section 16.01.2.

1.13	Confidential Information. The term shall have the meaning set forth in Section 11.03.1

1.14	Customer Complaint. The term shall have the meaning set forth in Section 11.04.

1.15	Determination. The term shall have the meaning set forth in Section 12.02.1.5.

1.16	Effective Date. The date set forth in the introductory paragraph of this Agreement.

1.17	Fee Increase Notice Date. The term shall have the meaning set forth in Section 8.08.1.

1.18	Governmental Entity. Any domestic, federal or State, court, governmental or regulatory authority or agency, including State insurance and State securities regulators.

1.19	GIE. The Master Group Annuity Contracts and each Certificate issued by PHLVIC and registered on Form S-1 under the 1933 Act with the SEC under File No. 333-168963 as in effect on the date the Registration Statement is effective, including any riders, endorsements or amendments to the Master Group Annuity Contracts or the Certificates, and each Application.

1.20	GIE Fees. The fees due to PHLVIC, by a Certificate Owner under a Certificate for coverage under such Certificate.

1.21	Investment Company Act. The Investment Company Act of 1940, as amended.

1.22	IRC. The Internal Revenue Code of 1986, as amended.

1.23	Law. Any law, rule, regulation, order or written interpretation of any governmental body or self regulatory organization, and any writ, judgment, injunction or court decree.

1.24	J.P. TURNER. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.25	J.P. TURNER & COMPANY, LLC. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.26	J.P. TURNER Indemnitees. The term shall have the meaning set forth in Section 12.01.

1.27	J.P. TURNER Licensed Marks. The term shall have the meaning set forth in Section 9.02.2.

1.28	J.P. TURNER Parties. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.29	J.P. TURNER Services. The term shall have the meaning set forth in Section 8.03.1.

1.30	License. The term shall have the meaning set forth in Section 9.02.2.

1.31	Licensee. The term shall have the meaning set forth in Section 9.02.4.

1.32	Licensor. The term shall have the meaning set forth in Section 9.02.4.

1.33	J.P. TURNER Account. An account established by a J.P. TURNER & COMPANY, LLC Customer that is invested in accordance with a Model managed by J.P. TURNER and eligible for coverage under a GIE.

1.34	J.P. TURNER Customer. A customer or client of J.P. TURNER who has established a J.P. TURNER Account.

1.35	Master Group Annuity Contracts. The Master Group Annuity Contracts entered into by and between PHLVIC and J.P. TURNER.

1.36	Memorandum of Understanding. The confidential Memorandum of Understanding, dated as of December 9, 2010, entered into by and among PHLVIC and J.P. TURNER.

1.37	Models. The confidential and proprietary asset allocation models managed by J.P. TURNER more fully described in the Memorandum of Understanding.

1.38	Nonpublic Personal Information. The term shall have the meaning set forth in Section 11.03.1

1.39	Parties. The term “Parties” refers to PHLVIC, 1851, and the J.P. TURNER Parties collectively, and the term “Party” refers to each of them, including each of the J.P. Turner parties, individually.

1.40	PHL GIE Persons. This term shall have the meaning set forth in Section 8.08.1

1.41	PHL Parties. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.42	PHL Licensed Marks. This term shall have the meaning set forth in Section 9.02.3.

1.43	PHL Services. The term shall have the meaning set forth in Section 7.03.1.

1.44	PHLVIC. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

1.45	Prospectus. The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, prepared by PHLVIC, from and after the date on which each shall have been filed.

1.46	Registration Statement. At any time that this Agreement is in effect, each currently effective registration statement and each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form S-1 or otherwise relating to the GIE including the Prospectus and financial statements included in, and all exhibits to, such registration statement or post-effective amendment prepared by PHLVIC.

1.47	SEC. The United States Securities and Exchange Commission.

1.48	Selling Agreement. The Selling Agreement effective as of January 13, 2003 and the addition of GIE to the Selling Agreement effective as of the date the Registration Statement is effective, by and among the Parties, as amended from time to time, pursuant to which J.P. TURNER & COMPANY, LLC will solicit sales of the GIE from J.P. TURNER Customers.

1.49	State. Any state of the United States and the District of Columbia.

1.50	Term. The term shall have the meaning set forth in Section 2.

1.51	Territory. The Territory shall initially consist of all States, as may be changed from time to time by the written agreement of the Parties.

1.52	Trademark Consent. The term shall have the meaning set forth in Section 9.02.1.

1.53	Trademark License Terms. The term shall have the meaning set forth in Section 9.02.2.

1.54	Transaction Documents. The term shall mean this Agreement, the Memorandum of Understanding, and the GIE.

SECTION 2 TERM

2.01	This Agreement shall commence on the Effective Date and shall continue until it is terminated in accordance with the provisions of Section 15 of this Agreement (“Term”).

SECTION 3 REPRESENTATIONS AND WARRANTIES OF J.P. TURNER

J.P. TURNER hereby represents and warrants to the PHL Parties as follows:

3.01	Organization. J.P. TURNER is a limited liability corporation duly incorporated and validly existing under the laws of the State of Georgia.

3.02	Power and Authority. J.P. TURNER has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

3.03	Corporate Action. All requisite actions have been taken to authorize J.P. TURNER to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of J.P. TURNER enforceable against it in accordance with its terms.

3.04	Non-Contravention. J.P. TURNER has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by J.P. TURNER of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

3.05	Licenses and Permits. As of the Registration Statement effective date, J.P. TURNER on its behalf and on behalf of J.P. TURNER has, and during the term of this Agreement shall use reasonable efforts to maintain, all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

3.06	Compliance with Law. As of the Registration Statement effective date, J.P. TURNER shall use reasonable efforts to conduct and will continue to conduct business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party in compliance in all material respects with applicable Law.

3.07	Equipment, Facilities and Staff. J.P. TURNER has the equipment, facilities, systems, staff and other assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

3.08	Pending Litigation and Actions. J.P. TURNER is not subject to any current or pending litigation or any pending regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

3.09	Registration Statement and Prospectus. All information about J.P. TURNER that J.P. TURNER provides to PHLVIC for use in the Registration Statement did not, as of the date of its submission to PHLVIC and on the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. J.P. TURNER shall promptly notify PHLVIC in the event J.P. TURNER believes the representations and warranties in this Section 3.09 are no longer true in any material respect (it being understood that no representation is made with respect to information about the PHL Parties or the GIE).

3.10	Master Group Annuity Contracts. J.P. TURNER shall enter into the Master Group Annuity Contracts by and between PHLVIC and J.P. TURNER.

3.11	Form ADV, Part II, Sch. H. Schedule H of Part II of J.P. TURNER’s Form ADV relating to the Models is in compliance with Rule 204-3(f) under the Advisers Act and the requirements of Schedule H of Part II of Form ADV. J.P. TURNER shall promptly notify each of the PHL Parties if there are any material changes to the Form ADV, Part II, Schedule H relating to the Models.

3.12

Ownership of Models; No Claims Relating to Models. Except as set forth in Section 9.01, J.P. TURNER or its affiliates, as applicable, are the exclusive legal and beneficial owner of and have good and marketable title in and to the Models and all intellectual property rights therein, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or character, including any claims for infringement of intellectual property rights. There are no claims, actions, suits, investigations or proceedings (arbitration or otherwise) pending against, or to the knowledge of J.P. TURNER, threatened against or affecting, all or any part of the Models or the transactions contemplated by any of the Transaction Documents.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF J.P. TURNER & COMPANY, LLC

J.P. TURNER & COMPANY, LLC hereby represents and warrants to the PHL Parties as follows:

4.01	Organization. J.P. TURNER & COMPANY, LLC is a limited liability corporation duly incorporated and validly existing under the laws of the State of Georgia.

4.02	Power and Authority. J.P. TURNER & COMPANY, LLC has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

4.03	Corporate Action. All requisite actions have been taken to authorize J.P. TURNER & COMPANY, LLC to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of J.P. TURNER & COMPANY, LLC enforceable against it in accordance with its terms.

4.04	Non-Contravention. J.P. TURNER & COMPANY, LLC has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by J.P. TURNER & COMPANY, LLC of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

4.05	Licenses and Permits. As of the Registration Statement effective date, J.P. TURNER & COMPANY, LLC on its behalf and on behalf of J.P. TURNER & COMPANY, LLC has, and during the term of this Agreement shall use reasonable efforts to maintain, all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

4.06	Compliance with Law. As of the Registration Statement effective date, J.P. TURNER & COMPANY, LLC shall use reasonable efforts to conduct and will continue to conduct business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party in compliance in all material respects with applicable Law.

4.07	Equipment, Facilities and Staff. J.P. TURNER & COMPANY, LLC has the equipment, facilities, systems, staff and other assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

4.08	Pending Litigation and Actions. J.P. TURNER & COMPANY, LLC is not subject to any current or pending litigation or any pending regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

4.09	Registration Statement and Prospectus. All information about J.P. TURNER J.P. TURNER & COMPANY, LLC that J.P. TURNER & COMPANY, LLC provides to PHLVIC for use in the Registration Statement did not, as of the date of its submission to PHLVIC and on the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. J.P. TURNER & COMPANY, LLC shall promptly notify PHLVIC in the event J.P. TURNER & COMPANY, LLC believes the representations and warranties in this Section 4.09 are no longer true in any material respect (it being understood that no representation is made with respect to information about the PHL Parties or the GIE).

SECTION 5 REPRESENTATIONS AND WARRANTIES OF PHLVIC

PHLVIC hereby represents and warrants to the J.P. TURNER Parties as follows:

5.01	Organization. PHLVIC is a corporation duly incorporated and validly existing under the laws of the State of Connecticut.

5.02	Power and Authority. PHLVIC has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

5.03	Corporate Action. All requisite actions have been taken to authorize PHLVIC to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligation of PHLVIC enforceable against it in accordance with its terms.

5.04	Non-Contravention. PHLVIC has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by PHLVIC of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

5.05	Licenses and Permits. As of the Registration Statement effective date, PHLVIC has, and during the term of this Agreement shall use reasonable efforts to maintain all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

5.06	Compliance with Law. As of the Registration Statement effective date, PHLVIC shall use reasonable efforts to conduct and will continue to conduct business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party in compliance in all material respects with applicable Law.

5.07	Equipment, Facilities and Staff. PHLVIC has the equipment, facilities, systems, staff and assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

5.08	Pending Litigation and Actions. PHLVIC is not subject to any current or pending litigation or regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

5.09	Registration Statement and Prospectus. The Registration Statement, on the date on which it shall be declared effective, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information either of the J.P. TURNER Parties provided by either of the J.P. TURNER Parties in writing to PHLVIC). All statements in the Registration Statement, on the date on which it shall be declared effective, relating to taxation and tax effects are true in all material respects. The Prospectus or other information contained in the Registration Statement, when disseminated or used after the effective date of the Registration Statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about the J.P. TURNER Parties provided by either of the J.P. TURNER Parties in writing to PHLVIC). PHLVIC shall immediately notify J.P. TURNER in the event PHLVIC believes or has reason to believe that the representations and warranties in this paragraph are no longer true or completely accurate.

5.10	Tax Matters. It is more likely than not that: (1) PHLVIC will not be treated as the owner of the assets in a J.P. TURNER Account for federal income tax purposes; (2) the GIE, including each Certificate, will be treated as an annuity contract for federal income tax purposes; however, if the value of a J.P. TURNER Account happens to be greater than zero when an Owner’s life expectancy is less than one year (which will only occur at extremely advanced ages), it is possible that the Policy could be treated as no longer constituting an annuity contract for Federal tax purposes from that point on; (3) for all Certificate Holders on the date of GIE issuance and during the entire period during which the GIE and each Certificate is in effect, losses with respect to the J.P. TURNER Account will be deductible under Section 165(a) of the IRC notwithstanding the existence of the GIE’ conditional guarantee of annual lifetime income payments in the event that the value of the assets in a J.P. TURNER Account decreases to zero; (4) for all Certificate Owners on the date of GIE issuance and during the entire period during which the GIE and each Certificate is in effect, dividends on stock held in a J.P. TURNER Account otherwise meeting the requirements of Section 1(h)(11) of the IRC will constitute qualified dividend income notwithstanding the existence of a GIE and its conditional guarantee of annual lifetime income payments in the event the value of the assets in the J.P. TURNER Account decreases to zero; and (5) for each Certificate Owner on the date of Certificate issuance and during the entire period during which the GIE and each Certificate is in effect, the Certificate and assets in the J.P. TURNER Account subject thereto will not be treated as a straddle under Section 1092 of the IRC.

5.11	Ownership of GIE; No Claims Relating to GIE. Except as set forth in Section 9.01, PHLVIC and its Affiliates, as applicable, are the exclusive legal and beneficial owner of and have good and marketable title in and to the GIE and all intellectual property rights therein, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or character, including any claims for infringement of intellectual property rights. For the purposes of this Section, intellectual property includes GIE forms, specimen forms, the features of the GIE, materials filed by any of the PHL Parties with State insurance regulators, and any other forms prepared by any of the PHL Parties or any of their Affiliates in connection with the GIE. There are no claims, actions, suits, investigations or proceedings (arbitration or otherwise) pending against, or to the knowledge of PHLVIC, threatened against or affecting, all or any part of the GIE or to the transactions contemplated by any of the Transaction Documents.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF 1851

1851 hereby represents and warrants to the J.P. TURNER Parties as follows:

6.01	Organization. 1851 is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

6.02	Power and Authority. 1851 has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

6.03	Corporate Action. All requisite actions have been taken to authorize 1851 to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of 1851 enforceable against it in accordance with its terms.

6.04	Non-Contravention. 1851 has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by 1851 of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

6.05	Licenses and Permits. As of the Registration Statement effective date, 1851 has, and during the term of this Agreement shall use reasonable efforts to maintain all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

6.06	Compliance with Law. As of the Registration Statement effective date, 1851 shall use reasonable efforts to conduct and will continue to conduct business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party in compliance in all material respects with applicable Law.

6.07	Equipment, Facilities and Staff. 1851 has the equipment, facilities, systems, staff and assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

6.08	Pending Litigation and Actions. 1851 is not subject to any current or pending litigation or regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

6.09

Registration Statement and Prospectus. The Registration Statement, on the date on which it shall be declared effective, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about either of the J.P. TURNER Parties provided by either of the J.P. TURNER Parties in writing to PHLVIC). All statements in the Registration Statement, on the date on which it shall be declared effective, relating to taxation and tax effects shall be true in all material respects. The Prospectus or other information contained in the Registration Statement, when disseminated or used after the effective date of the Registration Statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about either of the J.P. TURNER Parties provided by either of the J.P. TURNER Parties in writing to PHLVIC). 1851 shall immediately notify J.P. TURNER in the event 1851 believes or has reason to believe that the representations and warranties in this paragraph are no longer true or completely accurate.

SECTION 7 OBLIGATIONS OF THE PHL PARTIES

7.01	Adequate Resources. Each of the PHL Parties shall devote commercially reasonable resources to ensure each of them and their Affiliates, as applicable, can perform their respective duties and obligations under the Transaction Documents.

7.02	GIE Filing and Approval. PHLVIC shall take all commercially reasonable efforts to (1) qualify the offer and sale of the GIE in each jurisdiction within the Territory, and (2) obtain any approvals that are or may be required by any Governmental Entity to permit or facilitate the offer and sale of the GIE in each such jurisdiction; provided however that neither PHLVIC nor any other PHL Party shall be required to seek to qualify the offer and sale of the GIE or obtain any approvals to permit or facilitate the offer or sale of the GIE in the State of New York or the State of Maine. Such actions shall include, as applicable, filing the Registration Statement and using commercially reasonable efforts to maintain the effectiveness of the Registration Statement, filing forms of the Master Group Annuity Contracts, Certificates, and Applications with Governmental Entities, including State insurance departments, and filing or submitting such notices, requests, and other documents in furtherance of the foregoing. One or more of the PHL Parties will promptly notify J.P. TURNER if any Governmental Entity withdraws or modifies a previously issued approval of the GIE.

7.03	Administrative Services.

7.03.1	PHL Services. During the Term, each of the PHL Parties, as applicable, shall use commercially reasonable efforts to provide those administrative services set forth on Exhibit A (the “PHL Services”).

7.03.2	Standards for Services. In performing the PHL Services, each of the PHL Parties shall at all times (1) act in good faith and with the care, skill, and diligence of a person experienced in providing services similar to the PHL Services; (2) perform such services consistent with applicable Law, and (3) perform such services in a manner the Parties may agree in writing from time to time.

7.03.3	Subcontracting with Affiliates. The PHL Parties may subcontract with one or more of their Affiliates for the performance of some or all of the PHL Services; provided, however, that no subcontract shall relieve any of the PHL Parties from any of their respective duties, obligations or liabilities under this Agreement and each of the PHL Parties shall remain responsible for all such duties, obligations and liabilities, whether or not performed in whole or in part by a subcontractor.

7.04	Continuing Duties and Obligations. Nothing contained in the Transaction Documents shall relieve any of the PHL Parties from their respective duties and obligations under any of the other Transaction Documents.

7.05	Registrations and Licenses. Each of the PHL Parties shall maintain, and cause each of the directors, officers, employees, agents and representatives of each of the PHL Parties or any Affiliate thereof to maintain all material registrations, licenses, memberships, approvals, and consents necessary or desirable to carry out their respective obligations under any of the Transaction Documents during the terms of the Transaction Documents, as applicable. PHLVIC shall promptly notify J.P. TURNER in writing upon the lapse, termination, non-renewal, suspension, revocation, or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

7.06	Books and Records. PHLVIC shall maintain its Books and Records as required by applicable Law.

7.07	Non-Solicitation. During the term hereof and for a period of two years following termination, none of the PHL Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives, shall, without the prior written approval of J.P. TURNER, knowingly and intentionally market any products or services to a J.P. TURNER Client or Certificate Owner other than the GIE, if such J.P. TURNER Client or Certificate Owner is identified from information any of the PHL Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives, obtain pursuant to any of the Transaction Documents or any transaction contemplated thereunder. PHLVIC may communicate with Certificate Owners as is necessary to administer the Certificates or as required by applicable Law.

SECTION 8 OBLIGATIONS OF THE J.P. TURNER PARTIES

8.01	Adequate Resources. The J.P. TURNER Parties shall devote commercially reasonable resources to ensure it can perform its duties and obligations under the Transaction Documents.

8.02	Models. Subject to the terms of the Transaction Documents, J.P. TURNER will create, offer and maintain Models as are described in the Memorandum of Understanding and will make the Models available to various FINRA registered broker-dealers and other solicitors.

8.03	Administrative Services Provided by J. P. TURNER & COMPANY, LLC.

8.03.1	J.P. TURNER Services. During the Term, J.P. TURNER & COMPANY, LLC shall use commercially reasonable efforts to provide those administrative services set forth on Exhibit B (the “J.P. TURNER Services”).

8.03.2	Standards for Services. In performing the J.P. TURNER Services, J.P. TURNER & COMPANY, LLC shall at all times (1) act in good faith and with the care, skill, and diligence of a person experienced in providing services similar to the J.P. TURNER Services; (2) perform such services consistent with applicable Law, and (3) perform such services in a manner the Parties may agree in writing from time to time.

8.03.3	Subcontracting with Affiliates. J.P. TURNER & COMPANY, LLC may subcontract with one or more of their Affiliates, or with the custodian for the J.P. TURNER Accounts for the performance of some or all of the J.P. TURNER Services; provided, however, that no subcontract shall relieve J.P. TURNER & COMPANY, LLC from any of its duties, obligations or liabilities under this Agreement and J.P. TURNER & COMPANY, LLC shall remain responsible for all such duties, obligations and liabilities, whether or not performed in whole or in part by a subcontractor.

8.04	Continuing Duties and Obligations. Nothing contained in the Transaction Documents shall relieve the J.P. TURNER Parties from their respective duties and obligations under any of the other Transaction Documents.

8.05	Information and Access to be Provided to the PHL Parties. The J.P. TURNER PARTIES shall provide to the PHL Parties such information reasonably necessary to describe the J.P. TURNER PARTIES in the Registration Statement and Prospectus. Such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements provided not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about the PHL Parties or the GIE). J.P. TURNER & COMPANY, LLC shall provide PHLVIC with access to the brokerage account statements or the custodian for the J.P. Turner Accounts as is necessary for PHLVIC to reasonably verify the Account assets on a periodic basis. Any request for such access shall be made by PHLVIC not more than once each year.

8.06

Registrations and Licenses. The J.P. TURNER Parties shall maintain, and cause each of the directors, officers, employees, agents and representatives of each of them or any Affiliate thereof to maintain all material registrations, licenses, memberships, approvals, and consents necessary or desirable to carry out their respective obligations under this Agreement or the Master Group Annuity Contracts during the terms of such agreements, as applicable. Each of the J.P. TURNER Parties shall promptly notify each of the PHL Parties in writing upon the lapse, termination, non-renewal, suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

8.07	Books and Records. Each of the J.P. TURNER Parties shall maintain its Books and Records as required by applicable Law.

8.08	Proprietary Interests of the PHL Parties.

8.08.1	Interference with Contracts. During the term hereof and for a period of two years following termination, none of the J.P. TURNER Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives will:

8.08.1.1	knowingly and intentionally interfere in any way with the contractual relationships existing between or among any of the PHL Parties or their Affiliates (as the case may be), on the one hand, and any officer, director, employee, agent, or other representative of any of the PHL Parties or their Affiliates assigned to assist the Parties or their Affiliates in connection with the negotiation and implementation of the GIE and any Transaction Document, or the sales and marketing of the GIE (“PHL GIE Persons”), on the other;

8.08.1.2	knowingly and intentionally induce, solicit, or encourage PHL GIE Persons to terminate their respective contracts, or otherwise change their relationship, with any of the PHL Parties or their Affiliates; or

8.08.1.3	without the prior written consent of the PHL Parties, employ or otherwise contract with any PHL GIE Persons.

8.09	Advisory Fees for J.P. TURNER Accounts.

8.09.1	Existing J.P. TURNER Accounts. During the Term, J.P. TURNER may increase the investment advisory fee J.P. TURNER charges J.P. TURNER Customers in connection with any J.P. TURNER Account that exists on the date J.P. TURNER provides notice to PHLVIC of the proposed fee increase (such date, the “Fee Increase Notice Date”) only upon receipt of the written consent of PHLVIC, which consent shall not be unreasonably withheld. If PHLVIC does not disapprove the proposed fee increase within 10 days from the Fee Increase Notice Date, then such increase shall be deemed approved.

8.09.2	New J.P. TURNER Accounts. During the Term, J.P. TURNER may increase the investment advisory fee J.P. TURNER charges J.P. TURNER Customers in connection with any J.P. TURNER Account established after the Fee Increase Notice Date so long as the fee increase will not take effect for at least 30 days from the Fee Increase Notice Date.

8.10.	Effect of Investment Advisory Fee Change on Guaranteed Income Edge. PHLVIC shall have no obligation to change the amount of “Excludable Fees” as that term is defined by the Guaranteed Income Edge certificate form in the event of a change in the investment advisory fee charged by J.P. TURNER or otherwise.

SECTION 9 INTELLECTUAL PROPERTY RIGHTS.

9.01	Ownership of GIE. Notwithstanding anything to the contrary contained in any of the Transaction Documents, none of the PHL Parties or any of their Affiliates shall own (1) any information about J.P. TURNER or any of their Affiliates, whether contained or referenced in the GIE, Prospectus, Registration Statement, or otherwise, (2) any of the Books or Records of any of J.P. TURNER or any of their Affiliates, or (3) any data or other information relating to an J.P. TURNER Account or J.P. TURNER Client.

9.02	Names, Logos, Trademarks, and Service Marks.

9.02.1	Prohibition. No Party shall use any of the names, trade names, trademarks, service marks and logos of another Party without the prior written consent of such Party (the “Trademark Consent”). The provisions of Section 9.02 shall apply in the event a Trademark Consent is given.

9.02.2	J.P. TURNER Licensed Marks. J.P. TURNER or one of its Affiliates, as applicable, is the owner of all rights, title and interests in and to the names, trade names, trademarks, service marks and logos specified in and attached to the Trademark Consent of such Party or Affiliate (collectively, the “J.P. TURNER Licensed Marks”). Except as may be otherwise specified in its Trademark Consent, during the Term and subject to Section 9.02.5, the terms and conditions of the Trademark Consent, and the additional trademark terms and conditions set forth on Exhibit C (“Trademark License Terms”), J.P. TURNER or its Affiliates, as applicable, shall grant to the PHL Parties and their Affiliates, as applicable, a non-exclusive limited license (a “License”) to use the J.P. TURNER Licensed Marks solely in connection with the performance of the duties and obligations of each of the PHL Parties and their Affiliates, as applicable, under the Transaction Documents. Each of the PHL Parties, on behalf of itself and any of its Affiliates, acknowledges that this Section 9.02.2, together with the Trademark Consent and Trademark License Terms, constitute a complete grant of the rights within this Section 9.02.2.

9.02.3

PHLVIC Licensed Marks. Each of the PHL Parties or each of their Affiliates, as applicable, is the owner of all rights, title and interests in and to the names, trade names, trademarks, service marks and logos specified in and attached to the Trademark Consent of such Party or Affiliate (collectively, the “PHL Licensed Marks”). Except as may be otherwise specified in its Trademark Consent, during the Term and subject to Section 9.02.5, the terms and conditions of the Trademark Consent and the Trademark License Terms, each of the PHL Parties or its Affiliates, as applicable, shall grant to J.P. TURNER and their Affiliates, as applicable, a non-exclusive limited license (a “License”) to use the PHL Licensed Marks solely in connection with the performance of the duties and obligations of J.P. TURNER and its Affiliates, as applicable, under the Transaction Documents. J.P. TURNER, on behalf of itself and any of its Affiliates, acknowledges that this Section 9.02.3 together with the Trademark Consent and Trademark License Terms constitute a complete grant of the rights within this Section 9.02.3.

9.02.4	Definitions. Each Party granting a License is sometimes referred to as a “Licensor” and each recipient of the grant is sometimes referred to as a “Licensee.”

9.02.5	Terms and Conditions

9.02.5.1	Termination. Subject to the restrictions set forth in this Section, each License shall terminate as follows:

9.02.5.1.1	In the event of a complete termination of this Agreement under Section 15.01 as to all Certificates, the grant of all Licenses shall automatically terminate as of the effective date of termination. In the event of such termination, J.P. TURNER and its Affiliates shall cease using the PHL Licensed Marks and each of the PHL Parties and their Affiliates shall cease using the J.P. TURNER Licensed Marks.

9.02.5.1.2	In the event of termination under Section 15.02.1 as to new business and during such time as any Certificate remains in force and benefit payments thereunder have not commenced, the grant of all Licenses shall continue only as necessary for the Parties to carry out their respective duties and obligations under the Transaction Documents as applicable. For the purposes of clarity, each Party acknowledges that the Licenses shall not extend to sales and distribution of the GIE after the effective date of termination pursuant to Section 15.02.1, and upon such termination, J.P. TURNER and its Affiliates shall cease using the PHL Licensed Marks and each PHL Party and their Affiliates shall cease using the J.P. TURNER Licensed Marks in connection with the sales and distribution of the GIE.

9.02.5.1.3	In the event of termination under Section 15.02.1 as to new business and during such time as the only Certificates remaining in force are those with respect to which benefit payments have commenced, the grant of the License to the PHL Parties and their Affiliates shall continue only as necessary to make benefit payments under such Certificates and only until payment of the last benefit due is made under the last Certificate in force. In the event of such termination, (1) the License granted to J.P. TURNER and its Affiliates shall terminate on the date on which the only remaining Certificates in force are those under which benefit payments have commenced and thereafter J.P. TURNER and its Affiliates shall cease using all PHL Licensed Marks, and (2) the License granted to the PHL Parties and their Affiliates, restricted as noted in this subsection, shall terminate on the date on which the last benefit payment is made under the last Certificate in force and thereafter the PHL Parties and their Affiliates shall cease using all J.P. TURNER Licensed Marks.

9.02.5.1.4	In the event of suspension under Section 15.02.2, the grant of all Licenses shall continue only as necessary for the Parties to carry out their respective duties and obligations under the Transaction Documents, as applicable.

9.02.5.2	Pre-Use Approval of Trademark-Bearing Materials, Names and Logos. A Licensee shall obtain the prior written consent of the Licensor for the use or public release by such Licensee of any materials bearing the Licensor’s licensed marks. With respect to the use of names or logos, none of the PHL Parties or their Affiliates, as applicable, shall use in advertising or publicity the names of any of J.P. TURNER or its Affiliates, as applicable, or any symbol, abbreviation, contraction or simulation thereof or relating to J.P. TURNER or an J.P. TURNER Account, without the prior written consent of J.P. TURNER, as applicable. With respect to the use of names or logos, J.P. TURNER or its Affiliates, as applicable, shall not use in advertising or publicity the names of any of the PHL Parties or their Affiliates, or any symbol, abbreviation, contraction or simulation thereof, without the prior written consent of the PHL Parties, as applicable.

9.02.5.3

Recall. A Licensor may revoke a Trademark Consent or the prior written consent provided pursuant to Section 9.02.5.2 only in the event of a material change in circumstances or in the event of a breach by a Licensee of Section 9.02, the Trademark Consent, and/or the Trademark License Terms. If the Trademark

Consent or such other consents are properly revoked, then Licensee shall cease using all licensed marks affected by the revoked consent.

9.02.5.4	Acknowledgment of Ownership. Each Licensee:

9.02.5.4.1	acknowledges and stipulates that the Licensor’s licensed marks are valid and enforceable trademarks and/or service marks; and that such Licensee does not own the Licensor’s licensed marks and claims no rights therein other than as a Licensee under this Agreement; and

9.02.5.4.2	shall not alter the Licensor’s licensed marks in any respect but shall use them only in the manner in which they are depicted in the Trademark Consent, as may be amended from time to time by Licensor.

SECTION 10 COMPENSATION AND EXPENSES

10.01	Compensation. The J.P. TURNER Parties and any Affiliates shall not be entitled to payment or other compensation of any kind or character from any of the PHL Parties or their Affiliates, and none of the PHL Parties or their Affiliates shall be entitled to payment or other compensation of any kind or character from the J.P. TURNER Parties or their Affiliates, for performing their respective duties and obligations under any of the Transaction Documents. J.P. TURNER acknowledges that (1) J.P. TURNER and its Affiliates may benefit from sale of the GIE, and (2) such benefits constitute good and valuable consideration under this Agreement. The Parties acknowledge that the grant of Licenses pursuant to Section 9.02 also constitutes good and valuable consideration.

10.02	Expenses. Each Party shall be obligated to pay all costs and expenses it incurs in connection with developing and implementing the GIE and incident to preparing for, entering into and carrying out this each of the Transaction Documents, as applicable, and the transactions contemplated therein.

SECTION 11 ADDITIONAL COVENANTS

11.01	Compliance with Applicable Law.

11.01.1	Each Party shall perform, and shall cause each of its respective Affiliates, as applicable, to perform, their respective duties and obligations under the Transaction Documents in compliance in all material respects with applicable Law.

11.02	Confidentiality.

11.02.1	Definition.

11.02.1.1	“Confidential Information” means information obtained from a Party (i) in connection with the development of or performance of any of the Transaction Documents; (ii) concerning customers of the Parties or customers of their Affiliates, including their identities, addresses, and telephone numbers; (iii) as to a Party’s or its Affiliate’s business methods, operations, or affairs, or the processes and systems used in the operation of its or its Affiliate’s business; (iv) concerning the Parties and their Affiliates that is identified as confidential by a Party; or (v) required to be treated as confidential under applicable Law.

11.02.1.2	“Confidential Information” does not include (i) information now available in the public domain or that in the future enters the public domain through no fault of the receiving Party; (ii) information disclosed to the receiving Party by a third party without violation by such third party of an independent obligation of confidentiality; (iii) information that is independently developed by or for a Party or its Affiliate in the ordinary course of business outside of any of the Transaction Documents; or (iv) information whose disclosure by the receiving Party is consented to in writing by the disclosing Party.

11.02.2	Obligation to Keep Confidential. The receiving Party shall:

11.02.2.1	hold, and ensure that its Affiliates and the respective officers, directors, employees, agents, and representatives of the receiving Party and its Affiliates hold, the Confidential Information in strict confidence according to standards the receiving Party utilizes for confidential information of a similar nature;

11.02.2.2	not copy, reproduce, sell, assign, license, market, transfer, or otherwise dispose of, give, or disclose such Confidential Information to unaffiliated third persons or to the respective officers, directors, employees, agents, and representatives of the receiving Party and its Affiliates who have not agreed in writing to be bound by such obligations except as required by Law;

11.02.2.3	not use the Confidential Information for any purposes whatsoever other than the performance of the duties and obligations of the receiving Party or its Affiliates, as applicable, under the Transaction Documents; and

11.02.2.4	notify its Affiliates and the respective officers, directors, employees, agents, and representatives of the receiving Party and its Affiliates who may be exposed to such Confidential Information of their obligations to keep such information confidential and not to disclose or use such information except as expressly provided herein.

11.02.3	Notice of Disclosure. In the event the receiving Party is requested to disclose all or any part of the Confidential Information under the terms of a valid subpoena or order issued by a court of competent jurisdiction or other Governmental Entity, the receiving Party shall promptly notify the disclosing Party promptly of such request and shall provide the disclosing Party with reasonable opportunity to obtain and reasonable assistance in obtaining a protective order or similar remedy, provided that no such notice shall be required if such notice is prohibited by Law or if the Governmental Entity requesting such information has requested that the request not be disclosed.

11.02.4	Internal Controls, Policies and Procedures. The Parties shall establish and maintain appropriate policies, procedures and internal controls to comply with this Section 11.

11.03	Nonpublic Personal Information.

11.03.1	Confidentiality of Nonpublic Personal Information. The Parties each acknowledge they may come into possession of nonpublic personal information regarding “customers” or “consumers” of the other Party, as those terms are defined in Regulation S-P as enacted by the SEC and in other applicable Laws relating to privacy of nonpublic personal information (collectively, “Nonpublic Personal Information.”). No Party shall (1) share any Nonpublic Personal Information with any person except as permitted by the privacy notices such Party has provided to its consumers and customers in accordance with applicable Laws; (2) share any Nonpublic Personal Information with any unaffiliated third person regardless of whether such sharing is permitted by such Party’s privacy notices; and (3) share any Nonpublic Personal Information with any Affiliate unless such sharing is necessary for performance of that Party’s duties and obligations under this Agreement, the Sales and General Agency Agreement, or the Memorandum of Understanding.

11.03.2	Internal Controls, Policies and Procedures. Each Party shall establish and maintain written policies, procedures and internal controls that establish adequate administrative, technical, and physical safeguards for the protection of customer records and information as required by Rule 30 under Regulation S-P or applicable Law. Each Party represents and warrants that its respective policies, procedures and internal controls are reasonably designed to (1) ensure the security and confidentiality of Nonpublic Personal Information, (2) protect against anticipated threats or hazards to the security and integrity of Nonpublic Personal Information, and (3) protect against unauthorized access to or use of Nonpublic Personal Information.

11.04	Duty to Notify; Cooperation. Each Party shall promptly notify the others of the following of which any of them has received notice or has otherwise become aware: (1) any violation of Law by the personnel of such Party that would materially impact on the ability of that Party or its Affiliates, as applicable, to perform their respective duties and obligations under any of the Transaction Documents, as applicable, (2) any violation of Law that relates in any way to the GIE; (3) any complaint or allegation by a GIE Certificate Owner relating in any way to the GIE (each, a “Customer Complaint”); and (4) any examination, investigation, allegation, proceeding, or action by a Governmental Entity, including a court, federal or State securities regulators, State insurance regulators, and State attorney general, related to any of the Transaction Documents provided that no such notice shall be required if such notice is prohibited by Law or if the Governmental Entity requesting such information has requested that the request not be disclosed.

11.04.1	Customer Complaints. The Parties shall cooperate with each other in resolving each Customer Complaint. Any proposed response by a Party to a Customer Complaint shall be sent to the other Parties not less than five (5) Business Days prior to the response being sent to any person, including the Certificate Owner or any Governmental Entity, provided, however, that if a more prompt response is required, the Parties shall send to the other Parties the proposed response as soon as practicable under the circumstances but in no event shall any Party submit such response to another person without providing the other Party with prior written notice of and a copy of the response.

11.04.2	Examinations, Investigations and Proceedings. The Parties shall cooperate with each other in connection with any matter described under Section 11.04 as set forth above.

SECTION 12 INDEMNIFICATION

12.01	Indemnification by the PHL Parties.

12.01.1	Indemnification. Each of the PHL Parties shall, jointly and severally, indemnify and hold harmless the J.P. TURNER Parties, their Affiliates, and each of their respective officers, directors, employees, representatives, successors and permitted assigns (collectively, the “J.P. TURNER Indemnitees”), from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses, including reasonable attorney fees and costs of investigation (collectively, “Loss” or “Losses”), to which any J.P. TURNER Indemnitee may become subject, relating to or arising from any of the following:

12.01.1.1	a material breach by any of the PHL Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns of any provision of any of the Transaction Documents to which they are a party;

12.01.1.2	a material violation of applicable Law by any of the PHL Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns relating to or arising from any of the Transaction Documents to which they are a party; provided, however, that none of the PHL Parties shall owe indemnification for Losses related to a material violation of Law arising out of or based upon reliance by any of the PHL Parties or any of its Affiliates upon information about J.P. TURNER or J.P. TURNER & COMPANY, LLC or any Affiliate thereof provided by J.P. TURNER or J.P. TURNER & COMPANY, LLC in writing to a PHL Party;

12.01.1.3	the GIE, including its issuance and administration and any benefit payments due under the GIE;

12.01.1.4	any and all documents relating to or arising from the GIE that are drafted by, or are reviewed and approved by, any of the PHL Parties or any Affiliate thereof, including the Registration Statement, correspondence with Certificate Owners, and filings with Governmental Entities.

12.01.2	Limitation. Indemnification pursuant to this Section 12.01 shall be in addition to any liability that any of the PHL Parties may otherwise have. Notwithstanding anything to the contrary set forth in this Section, no J.P. TURNER Indemnitee shall be entitled to indemnification pursuant to this Section to the extent that (a) Losses are attributable to acts, omissions or conduct of any J.P. TURNER Indemnitee that constitute willful misconduct, gross negligence, bad faith, or recklessness (other than any of the PHL Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns acting as an agent or representative of any of the J.P. TURNER Indemnitees), unless such acts, omissions or conduct were committed at the written direction of any of the PHL Parties authorized persons, or (b) such Loss is also a Loss for which the PHL Indemnitees are indemnified pursuant to Section 12.02 of this Agreement. Each J.P. TURNER Party acknowledges that none of the PHL Parties or their Affiliates shall be deemed to have guaranteed the profitability of the GIE or any volume of sales, and no indemnification shall arise based on an assertion of such a guarantee of profitability of the GIE or volume of sales.

12.02	Indemnification by the J.P. TURNER Parties.

12.02.1	Indemnification. Each of the J.P. TURNER Parties shall indemnify and hold harmless each of the PHL Parties, their Affiliates, and each of their respective officers, directors, employees, representatives, successors and permitted assigns (collectively, the “PHL Indemnitees”), from and against any and all Losses to which any PHL Indemnitee may become subject, relating to or arising from any of the following:

12.02.1.1	a material breach by J.P. TURNER or J.P. TURNER & COMPANY, LLC, any of their Affiliates, or any their respective or any of their officers, directors, employees, agents, representatives, successors or permitted assigns, of any provision of the Transaction Documents to which they are a party;

12.02.1.2	a material violation of applicable Law by J.P. TURNER, J.P. TURNER & COMPANY, any of their Affiliates, or any their respective or any of its officers, directors, employees, agents, representatives, successors or permitted assigns, relating to or arising from the Transaction Documents to which they are a party or J.P. TURNER; provided, however, that the J.P. TURNER Parties shall not owe indemnification for Losses related to a material violation of Law arising out of or based upon reliance by either of the J.P. TURNER Parties or any of its Affiliates upon information about any of the PHL Parties or any Affiliate thereof provided by any of the PHL Parties in writing to either of the J.P. TURNER Parties;

12.02.1.3	the administration and management of J.P. TURNER Accounts;

12.02.1.4	any claim by any person or entity related in any way to the development or use of all or any part of the Models, but excluding claims relating in any way to the development of all or any part of the GIE or Registration Statement; or

12.02.1.5	a termination of a Certificate by PHLVIC as a result of a breach of the Memorandum of Understanding by J.P. TURNER that is not cured on or before the 10th consecutive Business Day following the date on which PHLVIC delivers notice under the Memorandum of Understanding that PHLVIC has determined it cannot hedge changes (1) inadvertently occurring as a result of market movement or (2) proposed by J.P. TURNER; either (i) without incurring material additional risk or additional hedging costs that are material in light of the pricing of the GIE, or (ii) because Phoenix is unable to obtain an appropriate hedge (a determination as to either (i) or (ii), a “Determination”); except a breach shall not be deemed to have occurred if J.P. TURNER demonstrates, through binding arbitration pursuant to Section 14.02 of this Agreement, that a Determination was unreasonable, erroneous or not made in good faith.

12.02.2	Limitation. Indemnification pursuant to this Section 12.02 shall be in addition to any liability that the J.P. TURNER Parties may otherwise have. Notwithstanding anything to the contrary set forth in this Section, no PHL Indemnitee shall be entitled to indemnification pursuant to this Section to the extent that (a) Losses are attributable to acts, omissions or conduct of any PHL Indemnitee that constitute willful misconduct, gross negligence, bad faith, or recklessness (other than any of the J.P. TURNER Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns acting as an agent or representative of any of the PHL Indemnitees), unless such acts, omissions or conduct were committed at the written direction of the J.P. TURNER Parties’ authorized persons, or (b) such Loss is also a Loss for which the J.P. Turner Indemnitees are indemnified pursuant to Section 12.01 of this Agreement. Each PHL Party acknowledges that neither the J.P. TURNER Parties nor any of their Affiliates shall be deemed to have guaranteed the profitability of the GIE or any volume of sales, and no indemnification shall arise in connection with profitability of the GIE or volume of sales.

12.03	Inter-Party Claims. Any Party seeking indemnification pursuant to this Section 12 (the “Indemnified Party”) shall notify the other Party or Parties from whom such indemnification is sought (the “Indemnifying Party”) of the Indemnified Party’s assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the documents that evidence or support such claim or the act, omission or occurrence giving rise to such claim.

12.04	Third Party Claims.

12.04.1	Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Article 12 relates (which shall also constitute the notice required by Section 16.03). The Indemnifying Party shall have the right, upon notice to the Indemnified Party within ten business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party, (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party’s rights under this Section 12.04.1 and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

12.04.2	The election by the Indemnifying Party, pursuant to Section 13.03.1, to undertake the defense of a third-party claim shall not preclude the Party against which such claim has been made also from participating or continuing to participate in such defense, so long as such Party bears its own legal fees and expenses for so doing.

SECTION 13 STATUS OF PARTIES

13.01	Independent Contractors. Each of the PHL Parties and their Affiliates, on the one hand, and the J.P. TURNER Parties and their Affiliates, on the other, shall be deemed to be an independent contractor as to the others for all purposes. None of the Transaction Documents shall be construed (1) to create the relationship of employer and employee among the Parties hereto or between any Party and any of the officers, directors, employees, or representatives of any other Party, (2) to create a partnership or joint venture among the Parties hereto, or (3) to authorize any Party to act as a general or special agent of any other, except as may be specifically set forth herein. Except as otherwise expressly set forth in this Agreement, no Party shall in any manner be prevented or bound to refrain from engaging in any business or businesses of any kind or nature, or owning or dealing in securities of any entity or making any investments of any kind, or performing services for any other person, firm, or entity.

13.02	Authority to Act. Except as otherwise expressly set forth in this Agreement or the Selling Agreement, none of the PHL Parties or their Affiliates, on the one hand, and the J.P. TURNER Parties or their Affiliates, on the other, shall have or be deemed to have authority to act on behalf of the others.

13.03	No Third-Party Beneficiaries. This Agreement, the Selling Agreement, and the Memorandum of Understanding are solely among the Parties hereto, as applicable, and are not intended to create any right or legal relationship, express or implied, among the Parties or any of their respective Affiliates, officers, directors, employees, agents, representatives, successors or permitted assigns, on the one hand, and any third party, including any Certificate Owner or other person covered under a GIE, on the other hand; provided, however, that the J.P. Turner Indemnitees and the PHL Indemnitees are expressly intended to be third-party beneficiaries under this Agreement.

13.04	J.P. TURNER Not Underwriter, Insurer or Producer. Notwithstanding anything to the contrary in any Transaction Document, none of the J.P. TURNER Parties, its Affiliates, or any of their respective directors, officers, employees, agents, or other representatives are or shall be deemed to be (1) underwriters of any security, including the GIE; (2) insurers, guarantors, or underwriters of any obligation of PHLVIC under the GIE, including the obligation of PHLVIC to pay claims and benefits arising under the GIE, or (3) insurance agents, brokers or producers, except in the case of J.P. TURNER & COMPANY, LLC and certain of its officers, employees, agents, or other representatives, who are licensed as insurance producers as required under applicable State insurance Laws.

13.05	PHL Parties not Investment Adviser. Notwithstanding anything to the contrary in any Transaction Document, none of the PHL Parties or any of their respective directors, officers, employees, agents, or other representatives are investment advisers under the Advisers Act or similar State Laws.

SECTION 14 DISPUTE RESOLUTION

14.01	Disputes Regarding PHL Services or J.P. Turner Services.

14.01.1	Notice; Authorized Persons. During the Term, if any of the PHL Parties, on the one hand, or the J.P. TURNER Parties, on the other, encounters a problem that it believes constitutes a material breach of the other’s duty to provide either the PHL Services or the J.P. TURNER Services, as applicable, the non-breaching Parties shall promptly notify the other Parties in writing, and such breaching Party or Parties shall promptly respond. If the problem is not promptly resolved among the Parties, a PHL Parties Authorized Person and an J.P. TURNER Authorized Person shall, before the end of the first full Business Day following the date on which initial notice is provided by the non-breaching Parties, consult with each other in good faith concerning the existence, cause and remediation of the possible breach.

14.01.1.1	If such Authorized Persons mutually determine that the problem constitutes a material breach, the breaching Party or Parties shall promptly take such actions and make any modifications and/or changes as are required to correct the breach, without charge to the non-breaching Parties.

14.01.1.2	If such Authorized Persons cannot mutually determine whether the problem is the result of a material breach, then the dispute shall be resolved in accordance with Section 14.02 below.

14.01.2	Indemnification. The non-breaching Party or Parties may seek indemnification for any damages resulting from a breach under this Section pursuant to Section 12 (Indemnification).

14.02	Arbitration. All controversies, claims or disputes among the Parties arising out of or relating to this Agreement, either of the Master Group Annuity Contracts, or breach of any of them, including matters relating to formation, shall be settled by binding arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. The place of arbitration shall be Hartford, Connecticut.

14.02.1	The arbitrators shall be disinterested. The number of arbitrators shall be three, one of whom shall be appointed by the PHL Parties and one of whom shall be appointed by the J.P. TURNER Parties, and the third of whom shall be selected by mutual agreement of the first two arbitrators, or by the administering authority if the first two arbitrators do not arrive at a mutual agreement within thirty (30) days of the selection of the second arbitrator.

14.02.2	A decision of a majority of the arbitrators shall be final and binding and there shall be no appeal therefrom, unless (i) the decision was procured by corruption, fraud or other undue means; (ii) there was evident partiality by the arbitrator appointed as a neutral or corruption in any of the arbitrators or misconduct prejudicing the rights of any Party; or (iii) the arbitrators exceeded their powers. The arbitrators shall issue a written opinion in support of the arbitration award.

14.02.3	The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the applicable agreement.

14.02.4	Each Party shall be responsible for the costs and expenses incurred by such Party, including attorneys, although the cost of arbitration, including the fees of the arbitrators, shall be borne equally by the PHL Parties, on the one hand, and the J.P. TURNER Parties, on the other; provided, however, that the panel of arbitrators may determine to award fees and costs, including attorney fees, to the prevailing Party.

14.02.5	Any Party may seek injunctive relief from the arbitrators to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

14.02.6	Judgment upon the award rendered by the arbitrators may be entered in the courts specified in Section 16.04 below.

SECTION 15 DURATION AND TERMINATION

15.01	Duration. Except as to termination of new business pursuant to Section 15.02 of this Agreement, this Agreement shall remain in effect for so long as any Certificate remains in force with respect to which benefit payments thereunder have not commenced. The Parties shall be obligated to fulfill their obligations under the Transaction Documents to which they are a party with respect to any Certificate that remains in force.

15.02	Termination as to New Business; Suspension as to New Business.

15.02.1	Termination. This Agreement may be terminated by either the PHL Parties, on the one hand, or the J.P. TURNER Parties, on the other, with respect to Certificates that have not been issued as of the effective date of termination in the following manner:

15.02.1.1	By any of the PHL Parties, on the one hand, or the J.P. TURNER Parties, on the other, providing one hundred and twenty (120) days prior written notice to the other Parties.

15.02.1.2	By the J.P. TURNER Parties, if any of the PHL Parties or their Affiliates, as applicable, materially breaches any of the Transaction Documents and does not cure such breach within sixty (60) days of being provided written notice of such breach by the J.P. TURNER Parties.

15.02.1.3	By any of the J.P. TURNER Parties, immediately, if:

15.02.1.3.1	Either of the PHL Parties is placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

15.02.1.3.2	Either of the PHL Parties becomes a debtor in bankruptcy, whether voluntary or involuntary, is the subject of an insolvency, rehabilitation, or delinquency proceeding, or is determined to be in hazardous financial condition.

15.02.1.3.3	Either of the PHL Parties becomes the subject of a criminal indictment or information or similar proceedings.

15.02.1.3.4	Either of the PHL Parties assigns or transfers this Agreement in a manner that does not comply with the provisions of this Agreement.

15.02.1.4	By either of the PHL Parties, if either of the J.P. TURNER Parties or their Affiliates, as applicable, materially breaches any of the Transaction Documents to which they are a party and does not cure such breach within sixty (60) days of being provided written notice of such breach by a PHL Party.

15.02.1.5	By either of the PHL Parties, immediately, if:

15.02.1.5.1	Either of the J.P. TURNER Parties are placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

15.02.1.5.2	Either of the J.P. TURNER Parties becomes a debtor in bankruptcy, whether voluntary or involuntary, is the subject of an insolvency, rehabilitation, or delinquency proceeding, or is determined to be in hazardous financial condition.

15.02.1.5.3	Either of the J.P. TURNER Parties becomes the subject of a criminal indictment or information or similar proceedings.

15.02.1.5.4	Either of the J.P. TURNER Parties assigns or transfers this Agreement in a manner that does not comply with the provisions of this Agreement.

15.02.2

Suspension. Either of the PHL Parties, on the one hand, and either of the J.P. TURNER Parties, on the other, upon 30 days written notice, may suspend issuance of (1) new Certificates entirely or (2) new Certificates guaranteeing J.P. TURNER Accounts that invest in one or more Models with certain style attributes or investment vehicles, as may be expressly provided in such written notice, provided, however that the PHL Parties may suspend the issuance of new Certificates affected by a change in any of the Models after the 10th consecutive Business Day following the date on which either PHLVIC or PLIC deliver notice under the Memorandum of Understanding concerning its reasonable determination that it cannot hedge proposed changes without incurring material additional risk and/or material additional hedging costs, or because Phoenix is unable to obtain a reasonably appropriate hedge, if either J.P. TURNER has made the proposed changes, or market performance has caused unpermitted changes in the Models and J.P. TURNER has not cured such changes within a 10 consecutive Business Day period.

SECTION 16 MISCELLANEOUS

16.01	Assignment or Change of Control.

16.01.1	Assignment. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the Parties except as otherwise provided in this Agreement. No Party shall assign this Agreement or any rights or obligations hereunder or, except as expressly set forth in the Agreement with respect to the PHL Services and J.P. TURNER Services, delegate any of their respective duties and obligations hereunder, without the prior written consent of the other Parties, which, in view of the unique and specialized nature of each Party’s obligations hereunder, may be declined by any J.P. TURNER Party on the one hand or any PHL Party, on the other hand, as the case may be, for any reason. Any attempted assignment or delegation in violation of this Section shall be void. A Change of Control, as defined below, shall be considered an assignment under this Section 16.01.

16.01.2	Change of Control. A “Change of Control” means:

(a)	the acquisition by any person, entity or group, including a “group” required to file a Schedule 13D or Schedule 14D-1 under the 1934 Act (excluding, for this purpose, a Party, its Affiliates and any employee benefit plan of a Party or its Affiliates that acquires ownership of voting securities of an Affiliate of that Party) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 50% or more of either the (1) then outstanding ordinary shares of a Party, of a person or entity controlling such Party, or of a person or entity controlling such person or entity, up to and including the ultimate controlling person (such Party and persons or entities collectively, the “Control Group”), or (2) the combined voting power of the Control Group’s then outstanding voting securities entitled to vote generally in the election of directors, in each case excluding an acquisition when the transaction is among Parties that are under common control both before and after such transaction;

(b)	the election or appointment to the board of directors of any member of the Control Group, or resignation of or removal from such board of directors with the result that the individuals who as of the date hereof constituted the board of directors (the “Incumbent Board”) of each member of the Control Group no longer constitute at least a majority of such board of directors, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the shareholders of each member of the Control Group, was approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of a member of the Control Group) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(c)	the approval by the shareholders of any member of the Control Group of:

(1)	a reorganization, merger or consolidation by reason of which the persons who were the shareholders of such member of the Control Group immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or

(2)	a liquidation or dissolution of such member of the Control Group or the sale, transfer, lease or other disposition of all or substantially all of the assets of such person (whether such assets are held directly or indirectly), in each case excluding a reorganization, merger, consolidation, sale, transfer, lease or other disposition when the transaction is among Parties that are under common control both before and after such transaction.

16.02	Rights, Remedies, Etc. are Cumulative. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the Parties may be entitled to under State and federal laws.

16.03	Notices. Except as set forth in this paragraph, all notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made (1) by hand delivery, (2) by registered or certified United States mail, postage prepaid with return receipt requested, (3) by a nationally-recognized overnight courier service, to the addresses set forth below, or to such other address as any Party may request by giving written notice to the other Parties. A Party may also provide notice by electronic means (such as email or facsimile) or telephone in cases when immediate notice is required so long as the Party giving notice delivers separate written notice within 24 hours.

If to the PHL Parties

Kathleen A. McGah

Vice President

Life and Annuity Counsel

Phoenix Life Insurance Company

One American Row

PO Box 5056

Hartford, CT 06102-5056

With a simultaneous copy that shall not constitute notice under this section to:

General Counsel

Phoenix Life Insurance Company

One American Row

PO Box 5056

Hartford, CT 06102-5056

If to J.P. TURNER:

General Counsel

One Buckhead Plaza

3060 Peachtree Road NW, 11th Floor

Atlanta, GA 30305

If to J.P. TURNER & COMPANY, LLC:

General Counsel

One Buckhead Plaza

3060 Peachtree Road NW, 11th Floor

Atlanta, GA 30305

16.04	Governing Law. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal Laws of the State of Connecticut, without giving effect to principles of conflict or choice of laws of that or any other jurisdiction. Each of the Parties hereto shall submit to the jurisdiction of the courts of the State of Connecticut and the federal courts in Connecticut.

16.05	Amendments. No change may be made to the terms or provisions of this Agreement except by written agreement signed by the Parties.

16.06	Severability. If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the Law of any jurisdiction, such provision shall be enforced to the extent permitted under applicable Law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.07	Waiver. The failure by any Party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition. Waiver by one Party to this Agreement of any obligation of another Party to this Agreement does not constitute a waiver of any further or other obligation of such Party.

16.08	Interpretation. This Agreement shall be governed by the following rules of interpretation: (a) when a reference is made in this Agreement to an Article, Section, or Exhibit, such reference shall be to an Article of, a Section of, or Exhibit to, this Agreement unless otherwise indicated; (b) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation;” (d) whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and (e) references to currency or amounts due shall mean United States dollars.

16.09	Construction. The Parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any Party by reason of another Party being construed as the principal drafting Party hereto.

16.10	Survival. The following Sections shall survive termination of this Agreement: Sections 7.06, 7.07, 8.07, 8.08, 9 (including Exhibit C), 10, 11.02, 11.03, 12, 13, 14.02, 16.

16.11	Entire Agreement. This Agreement and the other Transaction Documents among the Parties, effective as of the Effective Date, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof, and supersede any and all prior oral or written understandings, agreements or negotiations, between or among the Parties with respect to the subject matter hereof and thereof. No prior writings by or among the Parties with respect to the subject matter hereof and thereof may be used by any Party in connection with the interpretation of any provision of this Agreement or the other Transaction Documents.

16.12	Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the 9th day of December, 2010.

PHL VARIABLE INSURANCE COMPANY		1851 SECURITIES, INC.

BY:	/s/ John V. LaGrasse	BY:	/s/ John H. Beers
NAME: John V. LaGrasse		NAME: John H. Beers
TITLE: EXECUTIVE VICE PRESIDENT		TITLE: VICE PRESIDENT AND SECRETARY

J.P. TURNER & COMPANY, LLC		J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC
BY:	/s/ Dean Vernoia
NAME: Dean Vernoia		BY:
TITLE: CHIEF OPERATING OFFICER		NAME: Dean Vernoia
TITLE: CHIEF OPERATING OFFICER

DRAFT

EXHIBIT A TO THE STRATEGIC ALLIANCE AGREEMENT

PHLVIC SERVICES

A.	PHLVIC shall, or shall cause one or more of its Affiliates to, provide all services necessary or desirable to fully administer the GIE, including, but not limited to:

1.	Notifying J.P. TURNER of any change to the GIE Fee rate at least ten calendar days prior to the effective date of the fee change via E-mail;

2.	Calculating the GIE Fee for each Certificate and send the inception and quarterly fee information to J.P. TURNER;

3.	Calculating the Retirement Income Base for each Certificate;

4.	Calculating the Retirement Income Amount for each Certificate;

5.	For GIE issued in connection with an IRA, calculating the Required Minimum Distribution allocable to individual GIE certificates (only), but not including tax reporting to the IRS:

6.	Providing telephone support to J.P. TURNER to enable J.P. TURNER to answer Certificate Owners’ questions about their GIE benefit, including Retirement Income Base; Retirement Income Amount, and the GIE Fee on Business Days during the regular business hours of PHLVIC;

7.	Drafting and sending the following documents/correspondence to Certificate Owners:

a.	Welcome Letter and Certificate;

b.	GIE Retirement Income Base /Retirement Income Amount Adjustment Notice or similar notice, due to a withdrawal, contribution or reaching retirement income date;

c.	GIE Fee Deduction Notice or similar notice, sent quarterly to confirm the GIE Fee deduction;

d.	January 1st Letter, with the new Retirement Income Amount for the year;

e.	GIE Termination Notice or similar notice; and

8.	Correspondence after the account value reaches zero;

9.	Sending J.P. TURNER a report showing any investments in an J.P. TURNER Account that are not invested in accordance with the J.P. TURNER models, as necessary;

10.	Providing J.P. TURNER with a quarterly data file containing Certificate Owner data, if requested in writing by J.P. TURNER in order for J.P. TURNER to reconcile data maintained by PHLVIC vs. J.P. TURNER shall notify PHLVIC of any discrepancies identified;

11.	Notifying J.P. TURNER, thirty [30] calendar days in advance of the anniversary date for each Certificate, of fee information relating to the Annual Optional Increase; Correcting Certificate Owner file data upon notification of an incorrect Certificate termination by J.P. TURNER using current account values; and

12.	Working with J.P. TURNER on manual corrections.

B.	All information provided shall be in form and content mutually acceptable to the Parties

DRAFT

EXHIBIT B TO THE STRATEGIC ALLIANCE AGREEMENT

J.P. TURNER SERVICES

A.	J.P. TURNER& COMPANY, LLC shall, or shall cause one or more of its Affiliates, to:

1.	Notify PHLVIC if a Certificate Owner has changed to a non-GIE eligible investment model and has thereby terminated the GIE;

2.	Notify PHLVIC of the amount of non-cash assets transferred into an J.P. TURNER Account that are in non-conformance to the model asset allocation in the daily transmission;

3.	Notify PHLVIC of or errors and corrections relating to a Certificate Owner’s additional contributions and withdrawals;

4.	For new Certificates, send J.P. TURNER Account assets and values electronically to PHLVIC on the certificate effective date;

5.	If J.P. TURNER becomes aware of any material pricing errors, notify PHLVIC of such errors;

6.	On each Business Day, send PHLVIC J.P. TURNER Account assets, values, and selected transactions electronically;

7.	J.P. TURNER & COMPANY shall provide PHLVIC with a quarterly data file containing Certificate Owner data, if requested in writing by PHLVIC in order for PHLVIC to reconcile data maintained by PHLVIC. PHLVIC shall notify J.P. TURNER & COMPANY of any discrepancies identified;

8.	Work with PHLVIC on manual corrections; and

9.	Debit the GIE Fee at inception and quarterly, in advance, and remit the fee to PHLVIC.

10.	Notify PHLVIC if a Certificate Owner has terminated the GIE;

11.	Notify PHLVIC of the divorce of Certificate Owners promptly after such notification is received by J.P. TURNER & COMPANY;

12.	Send PHLVIC a copy of Certificate Owners’ divorce decrees promptly after such decrees are received by J.P. TURNER & COMPANY;

13.	Notify PHLVIC of the death of a Certificate Owner promptly after such notification is received by J.P. TURNER & COMPANY;

14.	Send PHLVIC a copy of the deceased Certificate Owner’s death certificate promptly after the death certificate is received by J.P. TURNER & COMPANY;

15.	Verify that each Application is completed;

16.	Send the completed Application to PHLVIC; and

17.	Notify PHLVIC if J.P. TURNER & COMPANY becomes aware of an erroneous termination of a GIE.

B.	All information provided shall be in form and content mutually acceptable to the Parties

DRAFT

EXHIBIT C

TRADEMARK LICENSE TERMS

The following terms and conditions apply to each License of Trademarks pursuant to Section 9.02 of the Agreement.

1.	LIMITED LICENSE: Nothing in the Agreement or this Exhibit shall be construed to grant Licensee any rights or license to any trademark, trade name, certification mark, service mark, domain name, product name, logo, patent, technical information, or copyright of Licensor other than as specified herein. All rights not specifically granted to Licensee are reserved to Licensor.

a)	Use: Licensor reserves the right as owner of the Trademarks to specify all aspects of use of the Trademarks, including but not limited to, the manner, place, type, form, layout, design, channels of trade, channels of distribution, and media of or for such use, on or in connection with, all displays, advertising, labels, literature, Internet sites, sales promotion materials, and all other forms of use of the Trademarks. All use of the licensed Trademarks shall inure to the benefit of Licensor. Licensee shall comply with any specific trademark use rules as may be referenced in any of the Exhibits, or provided to Licensee, which may be amended or revised by Licensor from time to time, upon written notice.

b)	Acknowledgment: Licensee hereby acknowledges the validity of Licensor’s Trademarks and Licensor’s exclusive right, title and interest in and to the Trademarks. As requested by Licensor, Licensee shall employ identifying symbols and/or words in connection with its use of the Trademarks. Licensee shall cooperate with Licensor in taking all appropriate measures for the protection of the Trademarks, and shall faithfully observe and execute the requirements, procedures, and directions of Licensor with respect to the use and protection of the Trademarks. Licensee shall not, during the term of this Agreement, or thereafter:

(1)	do or permit to be done any act or thing which prejudices, infringes or impairs the rights of Licensor with respect to the Trademarks;

(2)	represent that it has any right, title, or interest in or to the Trademarks, other than the limited license granted hereunder, or in any registration therefore;

(3)	use, register or attempt to register any trademarks, trade names, logos, domain names, metatags, meta descriptors, or electronic mail (e-mail) addresses, server names, search-engine markers, that are identical to, or confusingly similar to the Trademarks or any other trademarks, trade names or domain names of Licensor or any of its subsidiaries or affiliated companies;

(4)	do anything or produce any goods in connection with the Trademarks that damages or reflects adversely upon Licensor, its subsidiaries or affiliated companies or any of their trademarks, trade names or domain names; and

(5)	continue any use or action in relation to or in connection with the Trademarks or this Agreement if objected to by Licensor.

c)	Goodwill: Licensee recognizes the value of the reputation and goodwill associated with the Trademarks, acknowledges that the Trademarks have acquired secondary meaning, and that all related rights and goodwill belong exclusively to Licensor.

d)	Art Work: All art and design or lay-out work that contains, is derived from or used with the Trademarks, shall be solely owned by Licensor. Licensee shall not obtain, attempt to obtain or claim any copyright or trademark rights therein, and upon request, Licensee shall assign same to Licensor.

e)	Infringement Action: Licensor shall have the sole right to determine the appropriate action to be taken against any infringement, imitation, or unauthorized use of the Trademarks including having the sole discretion to settle any claims or any controversy arising out of any such claims. Licensee shall provide Licensor with such reasonable assistance as Licensor may require in obtaining any protection of Licensor’s rights to the Trademarks at no expense to Licensor. Licensee shall not have any rights or claim against Licensor for damages or otherwise arising from any determination by Licensor to act or not to act with respect to any alleged infringement, imitation or unauthorized use by others, and any such determination by Licensor shall not affect the validity or enforceability of this Agreement. Any and all damages and settlements recovered arising from any action or proceeding shall belong solely and exclusively to Licensor.

f)	Assignment to LICENSOR: Upon request, Licensee shall transfer to Licensor any rights which accrue to Licensee arising from its use of the Trademarks or this Agreement.

2.	QUALITY STANDARDS, INSPECTION, AND TESTING: So that the value of the goodwill and reputation associated with the Trademarks will not be diminished, Licensee shall have an obligation to ensure that all materials on which the Trademarks are used shall be of at least the same uniform high quality (i) as may be approved by Licensor hereunder; or (ii) as specified in quality standards provided by Licensor hereunder, as the case may be. To monitor for Licensee’s adherence to such obligations, Licensor shall have the right to inspect such materials from time to time through duly authorized representatives. Materials not meeting the quality or other requirements set forth in this Agreement shall not be in any way promoted in connection with the Trademarks, and all references to the Trademarks on labels, product literature, promotional material, etc., shall be removed at Licensee’s expense.

3.	LICENSING NOTICE: Licensee shall include a notice on all labeling, advertising, literature, Internet sites, and sales promotional materials that the Trademarks are licensed from Licensor. The notice shall be as follows or as otherwise specified by Licensor:

“                    ® is a registered Trademark of [Licensor] and is used under license to [Licensee].”

4.	NO CONSEQUENTIAL DAMAGES, ETC.: IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR ANY SIMILAR DAMAGES WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SUCH PARTY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN RELATION TO, ARISING OUT OF OR IN CONNECTION WITH THIS EXHIBIT OR THE TRADEMARKS.

5.	SUPPLEMENTAL PROVISIONS: If any supplemental provisions are made a part of the Agreement or this Exhibit, they are set forth in Annex A to this Exhibit.

6.	SURVIVAL: Notwithstanding termination of the Agreement, Sections 1(a)-1(f) and 4-6 of this Exhibit shall survive termination of the Agreement.